UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, C. Randel Lewis was appointed as custodian of U.S. Energy Corp., a Wyoming corporation (the “Company”), pursuant to a court order (the “Order”) entered by the United States District Court for the District of Colorado (the “Court”) on May 30, 2019. Pursuant to the Order and as authorized by Wyo. Stat. § 17-16-748(d)(i), Mr. Lewis was authorized to act “in place of” the Board of Directors of the Company to appoint one independent director to fill the vacancy on the Board of Directors created by the resignation of John Hoffman on May 22, 2019. Pursuant to the Order, Mr. Lewis appointed Catherine J. Boggs to serve as an independent director of the Company. In conjunction with the appointment of Ms. Boggs to the Company’s Board of Directors, Ms. Boggs was also appointed to serve on the Company’s Audit Committee, Nominating Committee and Compensation Committee, of which she will serve as the Chairperson.

There is no arrangement or understanding with between Ms. Boggs and any other persons pursuant to which she was selected as a director pursuant to the Order. Ms. Boggs is not a party to any transactions set forth in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 18, 2019	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer